                                                                    EXHIBIT 99.1



Houston, Jan. 29, 2003

Worldwide oil and gas drilling contractor GlobalSantaFe Corporation (NYSE:GSF) today reported net income for the quarter ended Dec. 31, 2002, of $52.4 million, or $0.22 per diluted share, on revenues of $512.9 million, as compared to net income of $11.7 million, or $0.07 per diluted share, on revenues of $397.4 million for the same quarter in 2001.

For the year ended Dec. 31, 2002, the company reported net income of $277.9 million, or $1.18 per diluted share, on revenues of $2.0 billion. This compares to net income of $198.8 million, or $1.50 per diluted share, on revenues of $1.4 billion for the year ended Dec. 31, 2001.

Comparisons to the company's 2001 financial results may not be meaningful as they reflect only the performance of Global Marine Inc. prior to the November 2001 merger that created GlobalSantaFe.

Financial and Operating Performance

GlobalSantaFe President and Chief Executive Officer, Sted Garber, said, "While fourth-quarter 2002 revenues were essentially flat with the third quarter of 2002, the company's contract drilling segment experienced higher operating expenses due primarily to higher repair and maintenance expenses. The higher expenses related to the acceleration of planned maintenance expenditures on rigs that were relocating, undergoing upgrades or idle, and included a major hull-preservation project on one of our semisubmersibles. We expect these factors to also impact first-quarter 2003 financial results, prior to operating expenses returning to more normal levels during the second quarter."

Also impacting its fourth-quarter 2002 financial results, the company experienced higher than normal general and administrative (G&A) expenses that are not expected to continue in 2003. The higher G&A expenses were mostly offset by a fourth-quarter 2002 tax rate of 7.9 percent that was lower than the prior quarter. However, because of an anticipated change in the company's revenue mix between its domestic and international drilling markets, GlobalSantaFe expects its 2003 effective tax rate to be in the mid-teens based upon currently forecasted market conditions.

The company's contract drilling segment experienced idle time on seven of its nine semisubmersible rigs during the fourth quarter of 2002. Reduced revenues from these rigs were largely offset by higher revenues from several of the company's jackup rigs returning to work after being idle for upgrade projects.

"The company's drilling management services segment, on the other hand, had a strong 2002 fourth quarter," Garber said. Consistent operating performance by Applied Drilling Technology Inc. (ADTI) and the company's U.K-based well-engineering group resulted in higher project margins, producing operating income of $10.1 million, up from $7.3 million during the third quarter of 2002. The two groups performed a total of 26 turnkey projects during the fourth quarter of 2002, the same as the prior quarter.

Garber noted other accomplishments for the 2002 fourth quarter and full year:
"Our ultra-deepwater drillships continued to deliver outstanding operating performance, with no non-revenue downtime during the quarter. Additionally, despite a lackluster U.S. Gulf of Mexico drilling market, our domestic jackups remained in strong demand, achieving an average utilization during the quarter of about 96 percent, compared to the industry average of 68 percent. Internationally, our jackup fleet also maintained a high quarterly utilization of 95 percent. And finally," Garber said, "I am extremely proud to share that the company reached a new safety performance milestone in 2002, improving on the best safety performance that either predecessor company had ever achieved and demonstrating our employees' commitment to safety in all areas of operation."

Looking ahead to the first quarter of 2003, one of the company's North Sea semisubmersibles and its conventionally moored drillship will be cold-stacked. Five of the company's remaining six idle semisubmersibles either have returned, or are expected to return, to work during the quarter under contracts that are, on average, at dayrates lower than previous contracts. As a result of generally lower utilization and dayrates for its semisumbersibles and several of its North Sea jackups, as well as the previously mentioned higher repair and maintenance expenses, the company expects significantly decreased earnings for the first quarter of 2003 compared to the fourth quarter of 2002.

In December of 2002, the company's board of directors approved a capital budget of slightly less than $600 million, of which about 60 percent is earmarked for the company's four-rig newbuild program. Under the newbuild program, the first of the company's two new high-specification jackups is expected to be completed around the end of the first quarter of 2003, with the second high-specification jackup due to be completed approximately a year later. The first of the company's two deepwater development-oriented semisubmersibles is now anticipated to be completed during the first quarter of 2004, with the second deepwater development semisubmersible scheduled for completion about a year later.

About GlobalSantaFe

GlobalSantaFe is a leading worldwide oil and gas drilling contractor offering a full range of premium equipment and drilling management services. The company's diverse and technologically advanced fleet of 58 offshore drilling rigs includes premium and heavy-duty, harsh-environment jackups; semisubmersibles; and dynamically positioned ultra-deepwater drillships. Additionally, the company has four rigs currently under construction. The company also has 31 land rigs and is the world's leading provider of turnkey drilling and drilling management services.

Conference Call

GlobalSantaFe will hold a publicly accessible analyst conference call to discuss its fourth-quarter and full-year 2002 financial results. The call will begin at 11 a.m. Central Standard Time (CST) Wednesday, Jan. 29, 2003, and can be heard live on the company's Web site at http://www.gsfdrill.com or by dialing (913) 981-5571, reference code 717893. Participants are encouraged to logon to the company's Web site at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the conclusion of the call until 7 p.m. CST Wednesday, Feb. 5, 2003, on the company's Web site or by dialing (719) 457-0820, reference code 717893.

Forward-Looking Statements

Under the Private Securities Litigation Reform Act of 1995, companies are provided a "safe harbor" for discussing their expectations regarding future performance. We believe it is in the best interests of our shareholders and the investment community to use these provisions and provide such forward-looking information. We do so in this news release and in other communications. Our forward-looking statements include things such as (a) our expectation that higher operating expenses due primarily to higher repair and maintenance expenses, which were experienced in the fourth quarter, will also impact first-quarter 2003 financial results prior to returning to more normal levels during the second quarter; (b) our expectation that the fourth quarter's higher than normal general and administrative (G&A) expenses will not continue in 2003;
(c) our expectation that our 2003 effective tax rate will be in the mid-teens;
(d) our statements that certain rigs will be cold-stacked in the first quarter of 2003 and that certain rigs are expected to return to work during the quarter under contracts that are, on average, at dayrates lower than previous contracts;
(e) our expectation of significantly decreased earnings for the first quarter of 2003 compared to the fourth quarter of 2002; (f) our expectations regarding completion dates for the rigs in our four-rig newbuild program; and (g) other statements that are not historical facts.

Our forward-looking statements speak only as of the date of this news release and are based on available industry, financial and economic data and our operating and financing plans as of that date. They are also inherently uncertain, and investors must recognize that events could turn out to be materially different from what we expect.

Factors that could cause or contribute to such differences include, but are not limited to (a) presently unknown rig repair needs and/or additional opportunities to accelerate planned maintenance expenditures due to presently unanticipated rig downtime; (b) higher than anticipated accruals for performance-based compensation due to better than anticipated company performance, higher than anticipated severance expenses due to unanticipated employee terminations, higher than anticipated legal and accounting fees due to unanticipated financing or other corporate transactions, and other factors that could increase G&A expenses; (c) the non-occurrence of the anticipated change in our revenue mix between our domestic and international drilling markets due to changes in our customers' oil and gas drilling plans, which can be the result of such things as changes in regional or worldwide economic conditions and fluctuations in the prices of oil and natural gas; (d) changes in rig utilization and dayrates, which can also result from changes in our customers' oil and gas drilling plans due to such things as changes in regional or worldwide economic conditions and fluctuations in the prices of oil and natural gas; (e) delays in rig construction projects due to such things as cost over-runs, supply shortages, natural disasters and work stoppages by shipyard workers; and (f) such other risk factors as may be discussed in our latest annual report on Form 10-K and subsequent reports filed with the U.S. Securities and Exchange Commission.

We disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

                                  GlobalSantaFe
                   Condensed Consolidated Statement of Income
                     (In millions, except per share amounts)


                                                              Three Months Ended           Year Ended
                                                                  December 31,            December 31,
                                                             ---------------------   ---------------------
                                                               2002      2001 (1)       2002      2001 (1)
                                                             --------   ----------   ----------  ---------
Revenues:
   Contract drilling (2)                                     $ 399.9     $ 319.0     $ 1,606.5   $  960.4
   Drilling management services (2)                            109.4        76.5         400.6      409.3
   Oil and gas                                                   3.6         1.9          10.6       13.9
                                                             -------     -------     ---------   --------
     Total revenues                                            512.9       397.4       2,017.7    1,383.6
                                                             -------     -------     ---------   --------
Expenses:
   Contract drilling (2)                                       270.9       174.6         997.6      480.0
   Drilling management services (2)                             99.2        63.6         371.9      375.7
   Oil and gas                                                   1.1         1.2           3.6        3.4
   Depreciation, depletion and amortization                     63.0        47.6         254.4      146.3
   Restructure costs                                               -        22.3             -       22.3
   General and administrative                                   19.1         8.7          58.4       26.0
                                                             -------     -------     ---------   --------
     Total operating expenses                                  453.3       318.0       1,685.9    1,053.7
                                                             -------     -------     ---------   --------
     Operating income                                           59.6        79.4         331.8      329.9
Other income (expense):
   Interest expense                                            (14.2)      (14.8)        (57.1)     (57.4)
   Interest capitalized                                          7.4         1.1          20.5        1.1
   Interest income                                               3.1         4.2          15.1       13.9
   Gain on sale of rig                                             -         0.5             -       35.6
   Other                                                         1.0        (0.6)          2.3       (0.6)
                                                             -------     -------     ---------   --------
     Total other income (expense)                               (2.7)       (9.6)        (19.2)      (7.4)
                                                             -------     -------     ---------   --------
     Income before income taxes                                 56.9        69.8         312.6      322.5

Provision for income taxes:
   Current tax provision                                        10.1        10.3          53.5       22.2
   Deferred tax provision (benefit)                             (5.6)       47.8         (18.8)     101.5
                                                             -------     -------     ---------   --------
     Total provision for income taxes                            4.5        58.1          34.7      123.7
                                                             -------     -------     ---------   --------
Net income                                                   $  52.4     $  11.7     $   277.9   $  198.8
                                                             =======     =======     =========   ========
Earnings per ordinary share:
   Basic                                                     $  0.23     $  0.07     $    1.19   $   1.52
   Diluted                                                   $  0.22     $  0.07     $    1.18   $   1.50
Average ordinary shares:
   Basic                                                       232.6       170.1         233.7      130.5
   Diluted                                                     234.7       172.1         236.5      137.5

(1) Prior period amounts include the operations of the combined company since the merger in November 2001 (42 days).

(2) Revenues and operating expenses for the periods shown reflect the application of the guidance set forth in Emerging Issues Task Force Issue No. 01-14, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred." Pursuant to this guidance, reimbursements received for out-of-pocket expenses should be characterized as revenue. The Company previously recorded certain of these reimbursements as a reduction of the related expense. The results of prior periods have been reclassified to conform to the current period presentation. Operating income and net income for the periods presented were not affected by the application of this guidance. The amounts of revenues and expenses reclassified by segment for each period presented are as follows:


       Contract drilling                    $ 18.0    $ 11.5    $ 74.9    $ 26.5
       Drilling management services            0.5       1.5      11.3       7.7
                                            ------    ------    ------    ------
          Total                             $ 18.5    $ 13.0    $ 86.2    $ 34.2
                                            ======    ======    ======    ======

                            GlobalSantaFe Corporation
                      Condensed Consolidated Balance Sheet
                                  (In millions)

                                                                             December 31,     December 31,
                                                                                 2002             2001
                                                                             ------------     ------------
Current assets:
  Cash and cash equivalents                                                   $   668.8        $   578.3
  Marketable securities                                                            59.5            129.6
  Accounts receivable, net of allowances                                          347.7            376.3
  Prepaid expenses                                                                 51.3             22.0
  Future income tax benefits                                                        0.7              2.3
  Other current assets                                                             12.5             31.5
                                                                              ---------        ---------
    Total current assets                                                        1,140.5          1,140.0
Net properties                                                                  4,194.0          3,897.6
Goodwill                                                                          387.3            382.6
Other assets                                                                       81.7            108.7
                                                                              ---------        ---------
    Total assets                                                              $ 5,803.5        $ 5,528.9
                                                                              =========        =========
Current liabilities:
  Accounts payable                                                            $   212.7        $   151.6
  Accrued liabilities                                                             271.4            266.2
                                                                              ---------        ---------
    Total current liabilities                                                     484.1            417.8

Long-term debt                                                                    925.2            912.2
Capital lease obligation                                                           16.7             17.0
Deferred income taxes                                                               2.1             42.2
Other long-term liabilities                                                       142.2            106.5

Shareholders' equity:
  Ordinary shares and additional paid-in capital                                2,952.4          2,951.4
  Retained earnings                                                             1,322.4          1,096.2
  Accumulated other comprehensive loss                                           (41.6)           (14.4)
                                                                              ---------        ---------
    Total shareholders' equity                                                  4,233.2          4,033.2
                                                                              ---------        ---------
    Total liabilities and shareholders' equity                                $ 5,803.5        $ 5,528.9
                                                                              =========        =========

                            GlobalSantaFe Corporation
                 Condensed Consolidated Statement of Cash Flows
                                  (In millions)


                                                                                           Year Ended
                                                                                           December 31,
                                                                                        ------------------
                                                                                          2002      2001
                                                                                        --------  --------
Cash flows from operating activities:
     Net income                                                                         $ 277.9   $ 198.8
     Adjustments to reconcile net income to net
        cash flow provided by operating activities:
        Depreciation, depletion and amortization                                          254.4     146.3
        Deferred income taxes                                                             (18.8)    101.5
        Gain on sale of rig                                                                   -     (35.6)
        Decrease in accounts receivable                                                    27.9       3.7
        (Increase) decrease in prepaid expenses and other
          current assets                                                                  (32.2)      5.5
        Increase (decrease) in accounts payable                                            48.6     (19.1)
        (Decrease) increase in accrued liabilities                                         (9.4)      7.0
        Increase (decrease) in deferred revenues                                            8.7      (2.9)
        Other, net                                                                         (6.0)      7.9
                                                                                        -------   -------
          Net cash flow provided by operating activities                                  551.1     413.1
                                                                                        -------   -------
Cash flows from investing activities:
     Capital expenditures                                                                (561.3)   (158.4)
     Purchases of held-to-maturity marketable securities                                 (282.9)   (103.9)
     Proceeds from maturities of held-to-maturity
       marketable securities                                                              353.0      79.4
     Purchases of available-for-sale marketable securities                                (18.7)        -
     Proceeds from maturities of available-for-sale
       marketable securities                                                               12.2         -
     Cash received in merger transaction, net of fees                                         -     190.7
     Proceeds from sales of properties and equipment                                       93.4      13.2
     Other, net                                                                               -      (5.9)
                                                                                        -------   -------
          Net cash flow (used in) provided by investing activities                       (404.3)     15.1
                                                                                        -------   -------
Cash flows from financing activities:
     Dividend payments                                                                    (30.4)        -
     Proceeds from issuance of ordinary shares                                             27.3       7.6
     Ordinary shares repurchased and retired                                              (51.4)        -
     Other                                                                                 (1.8)     (1.8)
                                                                                        -------   -------
          Net cash flow (used in) provided by financing activities                        (56.3)      5.8
                                                                                        -------   -------
Increase in cash and cash equivalents                                                      90.5     434.0
Cash and cash equivalents at beginning of period                                          578.3     144.3
                                                                                        -------   -------
Cash and cash equivalents at end of period                                              $ 668.8   $ 578.3
                                                                                        -------   -------

                            GlobalSantaFe Corporation
                    Results of Operations by Business Segment
           (Dollars in millions, except for average revenues per day)

                                                              Three Months Ended         Year Ended
                                                                  December 31,           December 31,
                                                              ------------------    ----------------------
                                                                2002       2001        2002         2001
                                                              -------    -------    ---------   ----------
Revenues:
     Contract drilling                                        $ 403.5    $ 321.3     $1,619.0    $  974.1
     Drilling management services                               116.9       79.1        416.8       417.3
     Oil and gas                                                  3.6        1.9         10.6        13.9
     Intersegment elimination                                   (11.1)      (4.9)       (28.7)      (21.7)
                                                              -------    -------     --------    --------
        Total revenues                                        $ 512.9    $ 397.4     $2,017.7    $1,383.6
                                                              =======    =======     ========    ========
Operating income:
     Contract drilling                                        $  67.6    $  98.1     $  360.2    $  338.5
     Drilling management services                                10.1       12.8         28.6        33.4
     Oil and gas                                                  1.9        0.2          4.8         8.4
     Restructure costs                                              -      (22.3)           -       (22.3)
     Corporate operating expenses                               (20.0)      (9.4)       (61.8)      (28.1)
                                                              -------    -------     --------    --------
        Total operating income                                   59.6       79.4        331.8       329.9
Interest expense, net                                            (3.7)      (9.5)       (21.5)      (42.4)
Gain on sale of rig                                                 -        0.5            -        35.6
Other                                                             1.0       (0.6)         2.3        (0.6)
                                                              -------    -------     --------    --------
        Income before income taxes                            $  56.9    $  69.8     $  312.6    $  322.5
                                                              =======    =======     ========    ========
Depreciation, depletion and amortization
   included in operating income:
     Contract drilling                                        $  61.4    $  46.3     $  248.7    $  141.9
     Drilling management                                          0.1        0.1          0.1         0.2
     Oil and gas                                                  0.6        0.5          2.2         2.1
     Corporate                                                    0.9        0.7          3.4         2.1
                                                              -------    -------     --------    --------
        Total depreciation, depletion and amortization        $  63.0    $  47.6     $  254.4    $  146.3
                                                              =======    =======     ========    ========
Average rig utilization rate:
     Marine                                                        90%        90%          89%         93%
     Land                                                          63%        84%          69%         84%

Average revenues per day:
     Marine                                                   $71,800    $76,300     $ 72,400    $ 75,300
     Land                                                     $15,800    $16,500     $ 17,100    $ 16,500

Turnkey wells drilled                                              19         14           78          97
Turnkey well completions                                            7          4           20          22

SOURCE GlobalSantaFe Corporation

investors, Richard Hoffman, +1-281-925-6441, or media, Stephanie Price, +1-281-925-6443, both of GlobalSantaFe Corporation /Photo: http://www.newscom.com/cgi-bin/prnh/20011218/DATU049LOGO-b
AP Archive: http://photoarchive.ap.org
PRN Photo Desk, +1-888-776-6555 or +1-212-782-2840

http://www.gsfdrill.com